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                                                                   EXHIBIT 23(a)

[ERNST & YOUNG LLP LOGO APPEARS HERE]



                     Consent of the Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Columbia/HCA Healthcare Corporation for the registration of 400,000 shares of common stock and to the incorporation by reference therein of our report dated April 24, 1995, with respect to the consolidated financial statements and schedules of Columbia/HCA Healthcare Corporation included in the Current Report on Form 8-K dated April 24, 1995, filed with the Securities and Exchange Commission.




Nashville, Tennessee
February 28, 1996